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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Mercantile Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1149138

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois	62301

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $1.25 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: ____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the securities to be registered set forth in Item 11 of Amendment No. 3 of the Registration Statement on Form 10 filed on February 16, 2005 (File No. 000-50757) is incorporated herein by reference.

Item 2.  Exhibits,

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: MERCANTILE BANCORP, INC.

Date: February 16, 2005

By:	/s/ Dan S. Dugan

Dan S. Dugan
President, Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Name of Exhibit

3.1	Certificate of Incorporation of Mercantile Bancorp, Inc., as amended*

3.2	Bylaws of Mercantile Bancorp, Inc., as amended*

4.1	Shareholder Rights Agreement dated July 9, 1999 between the Company and Mercantile Trust & Savings Bank*

4.2	Amendment to Shareholder Rights Agreement dated May 15, 2000 between the Company and Mercantile Trust & Savings Bank*

10.1	Employment Agreement dated June 15, 1987 between Mercantile Trust & Savings Bank and Dan S. Dugan*

10.2	Amendment of Employment Agreement dated December 15, 2003 between Mercantile Trust & Savings Bank and Dan S. Dugan*

10.3	Executive Employee Salary Continuation Agreement dated December 8, 1994 between Mercantile Trust & Savings Bank and Dan S. Dugan*

10.4	Amendment to Dugan Executive Employee Salary Continuation Agreement dated April 26, 2004*

10.5	Executive Employee Salary Continuation Agreement dated December 8, 1994 between Mercantile Trust & Savings Bank and Ted T. Awerkamp*

10.6	Amendment to Awerkamp Executive Employee Salary Continuation Agreement dated April 26, 2004*

10.7	Mercantile Bancorp, Inc. Profit Sharing Plan and Trust*

10.8	401(k) Plan Adoption Agreement*

10.9	Amendment to the Profit Sharing Plan and Trust*

10.10	Mercantile Bancorp, Inc. Equity Incentive Plan*

10.11	Amendment of Employment Agreement dated December 20, 2004 between Mercantile Trust & Savings Bank and Dan S. Dugan. **

21	Subsidiaries of registrant*

* Filed with the Registration Statement on Form 10 dated May 12, 2004 (File No. 000-50757), under the same exhibit number.

**Filed with Amendment No. 2 to the Registration Statement on Form 10 dated January 19, 2005 (File No. 000-50757), under the same exhibit number.

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